Exhibit 99.4

COBALT INTERNATIONAL ENERGY, INC.

NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

RSU Award Notification

You have been granted an RSU (this “Award”) on the following terms and subject to the provisions of Attachment A and the Cobalt Energy International, Inc. Non-Employee Directors Compensation Plan (the “Plan”).  Unless defined in this Award notification (including Attachment A, this “Notification”), capitalized terms will have the meanings assigned to them in the Plan.  In the event of a conflict among the provisions of the Plan, this Notification and any descriptive materials provided to you, the provisions of the Plan will prevail.

Participant	[Full name]

Number of Shares Underlying Award	[•]Shares (the “RSU Shares”)

Grant Date	[month] [day], [year]

Distribution	Subject to Section 2, the RSU Shares shall be distributed to the Participant on the first anniversary of the Grant Date (the “Scheduled Distribution Date”).

Attachment A

RSU Award Notification

Terms and Conditions

Grant to:  [Full name]

Section 1.  Grant of Award.  Subject to the terms and conditions of the Plan and this Notification, the Company hereby grants this Award to the Participant on the Grant Date on the terms set forth on the cover page of this Notification, as more fully described in this Attachment A.  This Award is granted under the Plan, which is incorporated herein by this reference and made a part of this Notification.

Section 2.  Timing of Distribution.

(a)           Scheduled Distribution.  Subject to this Section 2, the RSU Shares shall be distributed to the Participant on the Scheduled Distribution Date.

(b)           Death or Disability.  Upon the Participant’s death or Disability prior to the Scheduled Distribution Date, the RSU Shares shall be distributed to the Participant.

(c)           Other Terminations of Service.  If the Participant’s service with the Board terminates prior to the Scheduled Distribution Date for any reason other than due to the Participant’s death or Disability, (i) a pro rata portion of the RSU Shares shall be distributed to the Participant on the Scheduled Distribution Date and (ii) the portion of the RSU Shares that is not scheduled to be distributed in accordance with clause (i) shall be forfeited on such termination without any payment to the Participant.

(d)           Change in Control.  Upon a Change in Control prior to the Scheduled Distribution Date, the RSU Shares shall be distributed to the Participant.

Section 3.  Dividend Equivalents.  If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the RSU Shares are distributed to the Participant, the Participant shall be eligible to receive an amount equal to the amount of the dividend that the Participant would have received had the RSU Shares been distributed to the Participant as of the time at which such dividend is paid; it being understood that no such amount shall be payable with respect to any RSU Shares that are forfeited pursuant to Section 2(c).  Such amount shall be paid to the Participant on the date on which the RSU Shares are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally.  Any Shares that the Participant is eligible to receive pursuant to this Section 3 are referred to herein as “Dividend Shares”.

Section 4.  Additional Terms and Conditions.

(a)           Issuance of Shares.  Upon distribution of the RSU Shares and, if applicable, any Dividend Shares, such Shares shall be evidenced by book-entry registration; provided, however, that the Committee may determine that such Shares shall be evidenced in such other manner as it deems appropriate, including the issuance of a stock certificate or certificates.

(b)           Voting Rights.  The Participant shall not have voting rights with respect to the RSU Shares or, if applicable, any Dividend Shares unless and until such Shares are distributed to the Participant.

(c)           Transferability.  Unless and until the RSU Shares and, if applicable, any Dividend Shares are distributed to the Participant, such Shares shall not be assigned, sold, transferred or otherwise be subject to alienation by the Participant.

(d)           Section 409A.  Notwithstanding anything else in this Notification, if the Board considers the Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of the Participant’s termination of service from the Board, any distribution that otherwise would be made to the Participant with respect to this Award as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in the Participant’s incurring interest or additional tax under Section 409A of the Code.

Section 4.  Miscellaneous Provisions.

(a)           Notices.  All notices, requests and other communications under this Notification shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

if to the Company, to:

Cobalt International Energy, Inc.

Two Post Oak Central

1980 Post Oak Blvd., Suite 1200

Attention: General Counsel

Facsimile: 713-579-9184

if to the Participant, to the address that the Participant most recently provided to the Company,

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed received on the next succeeding business day in the place of receipt.

(b)           Entire Agreement.  This Notification, the Plan, and any other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein or therein, constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)           Amendment; Waiver.  No amendment or modification of any provision of this Notification shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Notification without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Notification.  No waiver of any breach or condition of this Notification shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.  Any amendment or modification of or to any provision of this Notification, or any waiver of any provision of this Notification, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)           Assignment.  Neither this Notification nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.

(e)           Successors and Assigns; No Third Party Beneficiaries.  This Notification shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Notification, expressed or implied, is intended to confer on anyone other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Notification.

(f)            Participant Undertaking.  By accepting this Award, the Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on the Participant pursuant to the provisions of this Notification.

(h)           Plan.  The Participant acknowledges and understands that material definitions and provisions concerning this Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of the Plan.

(i)            Governing Law.  The Notification shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

(j)            Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Notification or the transactions contemplated hereby (whether brought by any party or any of its affiliates or against any party or any of its affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on each party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4(a) shall be deemed effective service of process on such party.

(k)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTIFICATION OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Company has executed this Notification as of the day and year first written above.

COBALT INTERNATIONAL ENERGY, INC.

By:
Name:
Title: